CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “General Information – Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated December 27, 2013 in Post-Effective Amendment No. 8 to the Registration Statement (Form N-1A No. 333-180881) and related Prospectuses and Statement of Additional Information of Arden Alternative Strategies Fund.

/s/ Ernst & Young LLP

New York, New York

February 21, 2014